NEWS RELEASE
FOR RELEASE ON OR AFTER: July 27, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

Page 1 of 4

REGAL-BELOIT SECOND QUARTER NET INCOME
INCREASES 81%

July 27, 2006 (Beloit, WI): REGAL-BELOIT CORPORATION (NYSE:RBC) today reported strong increases in net sales and earnings for the second quarter ended July 1, 2006. Net sales increased 18.0% to $435.3 million from $368.8 million in the second quarter of 2005. Net income increased 80.6% to $33.3 million as compared to $18.4 million in the comparable period of 2005. Diluted earnings per share increased 59.7% to $.99 as compared to $.62 for the second quarter of 2005.

In the Electrical Segment, sales increased 20.5% to $382.2 million. Included in the results for the quarter were $10.2 million of sales attributable to the Sinya motor business acquired during the quarter. Sales were negatively impacted by approximately $1.1 million as the Company began transitioning from the supply agreements entered into with General Electric as part of the 2004 acquisitions of the CAC and HVAC motor businesses. The sales increase was again driven by strong channel demand in commercial and industrial motors, generators, and HVAC motors. Sales in the Mechanical Segment increased 2.9% to $53.0 million. Sales in the mechanical segment were impacted by the May 2006 sale of the Cutting Tools business and the May 2005 sale of the Illinois Gear business that, on a combined basis, reduced sales by approximately $4.0 million, from the comparable period of 2005.

The gross profit margin for the second quarter of 2006 was 23.9%, which is a 230 basis point improvement over the gross profit margin of 21.6% in the second quarter of 2005. The increase was a result of higher volume, productivity and positive product mix offset, in part, by continued increases in raw material costs. Included in cost of sales for the second quarter was $1.4 million in expense related to restructuring in the Company’s Electrical Segment. Income from operations was $57.9 million (13.3% of sales), a 61.6% increase over the $35.8 million (9.7% of sales) reported for the second quarter of 2005. Operating expenses for the second quarter of 2006 included $.9 million of expense related to equity compensation as compared to $.2 million in the second quarter of 2005. Also included in operating expenses, on a pretax basis, was a $1.6 million gain from the sale of excess property. Net income in the second quarter of 2006 was $33.3 million, an 80.6% increase from the $18.4 million reported in the second quarter of 2005.

“The second quarter was a very active and positive quarter for the Company. We have continued to successfully execute our strategy demonstrated by the acquisition of the Sinya motor business in China, the sale of the Cutting Tools business and the improvement in operating margins,” said Henry W. Knueppel, Chairman and CEO.“The sales environment was strong in almost all of our end markets during the quarter and our view remains positive into the future. We are projecting third quarter diluted earnings per share to be in the range of $.78 to $.84 per share. We continue to expect the contributions from the execution of our strategic initiatives: Innovation, Lean Six Sigma, Globalization, Digitization and Customer Centricity, to further improve operating margins and ROIC over the strategic plan horizon.”

NEWS RELEASE
FOR RELEASE ON OR AFTER: July 27, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

Page 2 of 4

REGAL-BELOIT will be holding a telephone conference call pertaining to this news release at 1:00 PM CDT (2:00 PM EDT) on Thursday, July 27, 2006. Interested parties should call 866-868-1109, access code 15244324. A replay of the call will be available through August 4, 2006 at 877-213-9653, access code 15244324.

REGAL-BELOIT CORPORATION is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout North America, and in Mexico, Europe and Asia.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward-looking statements. Forward-looking statements represent our management’s judgment regarding future events. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: unexpected issues and costs arising from the integration of acquired companies and businesses, such as our recent acquisitions of the HVAC motors and capacitors businesses and the Commercial AC motors business from General Electric Company; marketplace acceptance of our recent acquisitions, including the loss of, or a decline in business from, any significant customers; unanticipated fluctuations in commodity prices and raw material costs and issues affecting our ability to pass increased costs on to our customers; cyclical downturns affecting the markets for capital goods; substantial increases in interest rates that impact the cost of our outstanding debt; the impact of capital market transactions that the Company may effect; unanticipated costs associated with litigation matters; the success of our management in increasing sales and maintaining or improving the operating margins of our businesses; actions taken by our competitors; difficulties in staffing and managing foreign operations; our ability to satisfy various covenant requirements under our credit facility; and other risks and uncertainties described from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

NEWS RELEASE
FOR RELEASE ON OR AFTER: July 27, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

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STATEMENTS OF EARNINGS
In Thousands of Dollars
	(Unaudited)
	Three Months Ended		Six Months Ended
	July 1, 2006	June 29, 2005	July 1, 2006	June 29, 2005
Net Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$435,269	$368,768	$833,595	$706,591

Cost of Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	331,244	288,950	636,290	558,329

Gross Profit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	104,025	79,818	197,305	148,262

Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	46,159	44,007	95,821	86,586

Income From Operations . . . . . . . . . . . . . . . . . . . . . . . .	57,866	35,811	101,484	61,676

Interest Expense. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5,454	5,894	10,249	11,348

Interest Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	140	28	260	76

Income Before Taxes and Minority Interest. . . . . . . . . . .	52,552	29,945	91,495	50,404

Provision For Income Taxes . . . . . . . . . . . . . . . . . . . . . . . .	18,847	10,996	33,189	18,638

Income Before Minority Interest . . . . . . . . . . . . . . . . . . .	33,705	18,949	58,306	31,766

Minority Interest in Income, Net of Tax. . . . . . . . . . . . . . . . .	396	504	1,209	1,035

Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$33,309	$18,445	$57,097	$30,731

Per Share of Common Stock:

Earnings Per Share - Basic . . . . . . . . . . . . . . . . . . . . . . .	$1.08	$.63	$1.86	$1.06

Earnings Per Share - Assuming Dilution. . . . . . . . . . . . . .	$.99	$.62	$1.71	$1.03

Cash Dividends Declared . . . . . . . . . . . . . . . . . . . . . . .	$.14	$.13	$.27	$.25

Average Number of Shares Outstanding-Basic . . . . . . . . . . .	30,816,156	29,064,518	30,759,004	29,049,209
Average Number of Shares Outstanding-Assuming
Dilution .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33,644,909	29,720,400	33,301,719	29,982,397

NEWS RELEASE
FOR RELEASE ON OR AFTER: July 27, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

Page 4 of 4
CONDENSED BALANCE SHEETS
In Thousands of Dollars
ASSETS	(Unaudited)	(Audited)
Current Assets:	July 1, 2006	Dec. 31, 2005

Cash and Cash Equivalents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$24,570	$32,747

Receivables and Other Current Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	300,872	230,217

Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	231,942	224,316

Total Current Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	557,384	487,280

Net Property, Plant and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	251,486	244,329

Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	547,390	546,168

Purchased Intangible Assets, Net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45,321	45,674

Other Noncurrent Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	19,669	19,103

Total Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$1,421,250	$1,342,554

Liabilities and Shareholders’ Investment

Current Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$274,002	$218,791

Long-Term Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	346,906	386,332

Other Noncurrent Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	94,692	89,435

Shareholders’ Investment .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	705,650	647,996

Total Liabilities and Shareholders’ Investment . . . . . . . . . . . . .	$1,421,250	$1,342,554

SEGMENT INFORMATION
In Thousands of Dollars
	(Unaudited)
	Mechanical Segment				Electrical Segment
	Second Quarter		Six Months		Second Quarter		Six Months
	July 1, 2006	June 29, 2005	July 1, 2006	June 29, 2005	July 1, 2006	June 29, 2005	July 1, 2006	June 29, 2005
Net Sales	$53,042	$51,546	$106,003	$100,147	$382,227	$317,222	$727,592	$606,444
Income from Operations	$7,134	$3,139	$10,841	$5,876	$50,732	$32,672	$90,643	$55,800

# # #
Corporate Offices
200 State Street ● Beloit, WI 53511-6254
608-364-8808 ● Fax: 608-364-8818
Website: www.regal-beloit.com